EXHIBIT 99.3   Annual Compliance Statement of Ford Motor Credit Company



                              Ford Motor Company

Ford Motor Credit Company                                 One American Road
                                                          P.O. Box 1732
                                                          Dearborn. MI 48121

To:  Bear Stearns Asset Backed Funding II Inc.
     383 Madison Avenue
     New York, NY 10179
     Attn: Brant Brooks

cc:  Bear, Stearns & Co.
     Attn: Asset Backed Securities Group
     383 Madison Avenue
     New York, NY 10179
     Attn: Clark MacKenzie


                             OFFICER'S CERTIFICATE
                             ---------------------


                       ANNUAL STATEMENT AS TO COMPLIANCE
                       ---------------------------------

     The undersigned officer of Ford Motor Credit Company (the "Company"), does hereby advise you pursuant to Section 3.11(a) of the Servicing Agreement dated September 1, 2003 by and among the Company and Bear Stearns Asset Backed Funding II Inc. (the "Agreement") that:

1. A review of the activities of the Company and of its performance under the Agreement during the period from September 1, 2003 to December 31, 2003 has been made under my supervision.

2. Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period.

                                                   /s/ David Brandi
                                                   ----------------
                                                   David Brandi
                                                   Assistant Treasurer
Dated: as of December 31, 2003.



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